UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 21, 2023
Date of Report (date of earliest event reported)
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NewLake Capital Partners, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	000-56327 (Commission File Number)	83-4400045 (I.R.S. Employer Identification Number)
50 Locust Avenue, First Floor New Canaan, CT 06840
(Address of principal executive offices and zip code)
(203) 594-1402
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§ 230.405 of this chapter) or Rule 12b-2 Exchange Act. Emerging growth company
(§240.12b-2 of this chapter).     ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2023, NewLake Capital Partners, Inc. (the “Company”) entered a new employment agreement with Mr. Anthony Coniglio, effective March 18, 2024 (the “Effective Date”), pursuant to which he will continue to serve as the President and Chief Executive Officer of the Company (the “New Employment Agreement”). As of the Effective Date, the New Employment Agreement will replace and supersede Mr. Coniglio’s existing employment agreement (the “Prior Employment Agreement”) with the Company, which expires on March 17, 2024. In connection with the execution of the New Employment Agreement, on December 15, 2023 the Board of Directors (the “Board”) of the Company provided notice of non-renewal of the Prior Employment Agreement to Mr. Coniglio. Under its terms, the Prior Employment Agreement was scheduled to renew for an additional three-year term, and, as further described below, the non-renewal enabled the Company and Mr. Coniglio to revise the New Employment Agreement to a one-year term. The non-renewal was not due to any disagreement between Mr. Coniglio and the Company on any matter.
Under the New Employment Agreement, Mr. Coniglio reports directly to the Board. The term of the New Employment Agreement will end on March 18, 2025. On that date, and on each subsequent anniversary of such date, the term of the New Employment Agreement will automatically be extended for one year, unless (i) earlier terminated or (ii) unless either the Company or Mr. Coniglio gives the other party written notice at least ninety (90) days prior to the end of the then-existing term that the term of the New Employment Agreement shall not be further extended.

The New Employment Agreement provides that Mr. Coniglio’s annualized base salary will be $400,000. The Board or the Compensation Committee of the Board (the “Compensation Committee”) may increase Mr. Coniglio’s annual base salary during the term of the New Employment Agreement. The New Employment Agreement also provides that Mr. Coniglio will have the opportunity to earn an annual cash performance bonus (“Annual Cash Bonus”) during the term, with a target Annual Cash Bonus of $300,000 and a maximum Annual Cash Bonus opportunity of $600,000. The Compensation Committee will determine the Annual Cash Bonus actually earned in each calendar year based on the attainment of Company and individual performance goals established by the Compensation Committee in consultation with Mr. Coniglio.

The New Employment Agreement also provides that Mr. Coniglio will be eligible to participate in the Company’s retirement and welfare benefit plans and is entitled to four weeks’ vacation in each calendar year. The Company will reimburse Mr. Coniglio for reasonable legal fees incurred in connection with entering into the New Employment Agreement, up to a maximum of $5,000.

The New Employment Agreement provides that Mr. Coniglio is entitled to receive the “Accrued Obligations” upon termination of his employment for any reason. The “Accrued Obligations” are (i) payment of any compensation (including base salary, Annual Cash Bonus) that was earned but remains unpaid on the date of termination and (ii) any benefits due to Mr. Coniglio under the Company’s benefit plans and programs.

In addition, the New Employment Agreement provides that Mr. Coniglio is entitled to additional benefits upon a termination of employment by the Company without cause (as defined in the New Employment Agreement) or upon Mr. Coniglio’s resignation for good reason (as defined in the New Employment Agreement); provided that Mr. Coniglio has given the Company a release and waiver of claims in the form attached to the New Employment Agreement. Mr. Coniglio is entitled to receive (i) any unpaid Annual Cash Bonus for a prior fiscal year; (ii) a pro-rated target Annual Cash Bonus for the year in which the termination occurs; (iii) a payment equal to two times (A) the sum of his annual base salary in effect on the date of termination plus (B) the target Annual Cash Bonus for the year in which the termination occurs and (iv) a payment equal to the amount of the applicable COBRA premiums for 18 months. All outstanding equity based awards held by Mr. Coniglio shall immediately vest, and, as applicable, be paid or distributed and/or become exercisable in full.

Under the New Employment Agreement, if Mr. Coniglio is terminated for cause, he will be entitled to receive Accrued Obligations and any obligations under the New Employment Agreement that continue after termination of employment or in any other agreements between Mr. Coniglio and the Company pursuant to any outstanding equity-based awards. Mr. Coniglio will not be eligible to receive any unpaid Annual Cash Bonus, including any unpaid Annual Cash Bonus for a prior fiscal year.

Additionally, if the New Employment Agreement terminates as a result of Mr. Coniglio’s death or disability (as defined in the New Employment Agreement); provided that, in the case of termination as a result of Mr. Coniglio’s disability, Mr. Coniglio has given the Company a release and waiver of claims in the form attached to the New Employment Agreement, Mr. Coniglio is entitled to receive additional compensation and benefits. Mr. Coniglio is entitled to receive (i) any unpaid Annual Cash Bonus for a prior fiscal year; (ii) a pro-rated target Annual Cash Bonus for the year in which the termination occurs; and (iii) a payment equal to the amount of the applicable COBRA premiums for 18 months. All outstanding equity based awards held by Mr. Coniglio shall immediately vest, and, if applicable, become exercisable in full.

The New Employment Agreement also provides that, if Mr. Coniglio is terminated due to the Company’s non-renewal of the New Employment Agreement at the end of the term, provided that Mr. Coniglio has given the Company a release and waiver of claims in the form attached to the New Employment Agreement, Mr. Coniglio is entitled to receive (i) any unpaid Annual Cash Bonus for a prior fiscal year; (ii) a pro-rated target Annual Cash Bonus for the year in which the termination occurs and (iii) all outstanding Company equity based awards held by Mr. Coniglio will vest in accordance with the terms of such equity based award agreement. If the termination resulting from the Company’s non-renewal of the term of the New Employment Agreement occurs following a change in control of the Company (as defined in the New Employment Agreement), provided that Mr. Coniglio has given the Company a release and waiver of claims in the form attached to the New Employment Agreement, Mr. Coniglio is also entitled to receive (i) a payment equal to the amount of the applicable COBRA premiums for 18 months; and (ii) an additional payment. The amount of the additional payment is equal to one times Mr. Coniglio’s annual base salary and target Annual Cash Bonus multiplied by a fraction, the numerator of which is 24 minus the number of months from the date of the change in control through the end of the then existing term of the New Employment Agreement, and the denominator of which is 24.

The foregoing description of the New Employment Agreement is qualified in its entirety by reference to the full text of the form of the New Employment Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Employment Agreement, dated December 21, 2023, by and between NewLake Capital Partners, Inc. and Anthony Coniglio
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of December, 2023.

NewLake Capital Partners, Inc

By:	/s/ Lisa Meyer
Name:	Lisa Meyer
Title:	Chief Financial Officer, Treasurer and Secretary